Exhibit 99(a)(1)(C)

NOTICE OF WITHDRAWAL

SIERRA

INCOME CORPORATION

NOTICE OF WITHDRAWAL OF TENDER REGARDING SHARES HELD IN SIERRA INCOME CORPORATION

TENDERED PURSUANT TO THE OFFER TO PURCHASE DATED MAY 20, 2016

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT, AND THIS NOTICE OF WITHDRAWAL MUST BE RECEIVED BY

SIERRA INCOME CORPORATION BEFORE, EITHER BY HAND-DELIVERY OR MAIL, 11:59 PM, EASTERN TIME, ON

JUNE 20, 2016, UNLESS THE OFFER IS EXTENDED.

COMPLETE THIS NOTICE OF WITHDRAWAL AND RETURN BY HAND DELIVERY OR MAIL TO:

Regular Mail Overnight Mail

Investment Processing Department Investment Processing Department

c/o DST Systems, Inc. c/o DST Systems, Inc.

P.O. Box 219731 430 W. 7th Street

Kansas City, MO 64121-9731 Kansas City, MO 64105

YOU ARE RESPONSIBLE FOR CONFIRMING THAT THIS NOTICE OF WITHDRAWAL IS RECEIVED BY SIERRA INCOME CORPORATION AT THE ADDRESS ABOVE.

NOTICE OF WITHDRAWAL

PURSUANT TO THE OFFER TO PURCHASE DATED MAY 20, 2016

SIERRA

INCOME CORPORATION

LADIES AND GENTLEMEN:

The undersigned hereby withdraws the tender of its Shares to Sierra Income Corporation (the “Company”) for purchase by the Company that previously was submitted by the undersigned in a Letter of Transmittal dated             , 201            . This tender was in the amount of:             Shares.

The undersigned recognizes that upon the receipt on a timely basis of this Notice of Withdrawal of Tender, properly executed, the Shares previously tendered will not be purchased by the Company.

For Individual Investors and Joint Tenants

IMPORTANT: Signature of investor(s) or authorized person(s) should be exactly as appeared on subscription agreement

Signature of Investor(s) Authorized Person(s)

Name of Signatory (Please print):

Title of Authorized Person (Please print):

Signature of Investor(s) Authorized Person(s)

Name of Signatory (Please print):

Title of Authorized Person (Please print):

For Other Investors

Signature of Investor(s) Authorized Person(s)

Name of Signatory (Please print):

Title of Authorized Person (Please print):